Exhibit (g)(5)

GMO ETF Trust (formerly, “The 2023 ETF Series Trust II”)

May 15, 2026

State Street Bank and Trust Company

One Congress Street, Boston, MA 02114

Attn: Scott Shirrell

Re:	Addition of GMO Power Infrastructure ETF (the “Additional Series”) to GMO ETF Trust (formerly, “The 2023 ETF Series Trust II”) Agreements

Ladies and Gentlemen:

Reference is hereby made to the following agreements, originally dated as of October 10, 2023, by and between State Street Bank and Trust Company (“State Street”) and GMO ETF Trust (formerly, “The 2023 ETF Series Trust II”) (the “Trust”): (1) Custody Agreement, (2) Administration Agreement, and (3) Transfer Agency and Service Agreement, each as amended, modified and supplemented from time to time (the “Agreements”).

This is to advise you that the Trust hereby requests that the Additional Series be added to the Agreements and that, accordingly, you act as service provider to the Additional Series under the terms thereof.

For the Custody Agreement, its Appendix A shall be revised and replaced in its entirety with the Custody Agreement Appendix A attached hereto. In addition, with respect to the Custody Agreement, if Class Action Services are selected for the Additional Series, Appendix A will reflect that the Class Action Services Addendum will apply.

For the Administration Agreement, its Schedule A shall be revised and replaced in its entirety with the Administration Agreement Schedule A attached hereto.

For the Transfer Agency and Services Agreement, Schedule A shall be revised and replaced in its entirety with the Transfer Agency and Services Agreement Schedule A attached hereto. In addition, with respect to the Transfer Agency and Service Agreement, if Investor Authorization and Sanctions Screening services are selected for the Additional Series, Appendix A will reflect that the Supplement to the Transfer Agency and Service Agreement will apply.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Information Classification: Limited Access

Sincerely,

GMO ETF TRUST

By:	/s/ Douglas Charton
Name: Douglas Charton
Title: Vice President-Law

AGREED to and ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name: Scott Shirrell
Title: Managing Director

Effective Date: May 29, 2026

Information Classification: Limited Access

GMO ETF Trust

Custody Agreement – Appendix A

Appendix A

List of Client Entities and Listing Exchanges

Fund Name	Jurisdiction	Listing Exchange	Class Action Services Addendum?
GMO ETF Trust	Delaware

GMO U.S. Quality ETF		NYSE

GMO International Quality ETF		NYSE

GMO International Value ETF		NYSE

GMO U.S. Value ETF		NYSE

GMO Systematic Investment Grade Credit ETF		NYSE

GMO Beyond China ETF		NYSE

GMO Horizons ETF		NYSE

GMO Dynamic Allocation ETF		NYSE

GMO Domestic Resilience ETF		NYSE

GMO Ultra-Short Income ETF		NYSE

GMO Power Infrastructure ETF		NYSE

Information Classification: Limited Access

GMO ETF Trust

Administration Agreement – Schedule A

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s) and Services

Fund Name	Services Selected from Schedule B (check box)

GMO U.S. Quality ETF

GMO International Quality ETF

GMO International Value ETF

GMO U.S. Value ETF

GMO Systematic Investment Grade Credit ETF

GMO Beyond China ETF

GMO Horizons ETF

GMO Dynamic Allocation ETF

GMO Domestic Resilience ETF

GMO Ultra-Short Income ETF

GMO Power Infrastructure ETF

☒ Schedule B1 (Fund Administration Treasury Services)

•

Compliance Services (Quarterly IRS Tests and Gross Income Testing) (per fund/per year)

•

Treasury Services (per Fund/per year)

•

Tailored Shareholder Reporting - Standard Tailored Shareholder Reporting: Data and Report Creation (per class/per Year)

☒ Schedule B2 (Fund Administration Tax Services) • Wash Sales (per Fund/per year) - Equity Fund

☒ Schedule B3 (Fund Administration Legal Services) • Legal Administration (N-CSR and N-PX only) (per filing)

☒ Schedule B4 (Fund Accounting Services)

☒ Schedule B6 (N-PORT Services) • N-PORT Services Fees (per Fund/per Year) - Standard N-PORT Reporting Solution (Data and Filing)

If B6 checked, complete Annex I (attached)

Information Classification: Limited Access

GMO ETF Trust

Administration Agreement – Schedule A / B6 – ANNEX I

ANNEX I

GMO ETF Trust

Further to the Administration Agreement originally dated as of October 10, 2023 between GMO ETF Trust (formerly “The 2023 ETF Series Trust II”) (the “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds and/or Portfolios as applicable:

Liquidity Risk Measurement Services

GMO ETF TRUST	FREQUENCY
N/A	N/A

Form N-PORT Services and Quarterly Portfolio of Investments Services

GMO ETF TRUST	Service Type Standard N-PORT Reporting Solution (Data and Filing)

GMO U.S. Quality ETF	X

GMO International Quality ETF

GMO International Value ETF

GMO U.S. Value ETF

GMO Systematic Investment Grade Credit ETF

GMO Beyond China ETF

GMO Horizons ETF

GMO Dynamic Allocation ETF

GMO Domestic Resilience ETF

GMO Ultra-Short Income ETF

GMO Power Infrastructure ETF

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

Information Classification: Limited Access

By:	By:
Name: Douglas Charton Title: Vice President-Law Address: GMO 53 State Street, Suite 3300 Boston, MA 02109	Name: Scott Shirrell Title: Managing Director Address: 1 Congress Street, Boston, MA 02114 Effective Date: May 29, 2026

GMO ETF Trust

Transfer Agency and Services

Agreement – Schedule A

Schedule A

LIST OF PORTFOLIOS

Fund Name	TA Supplement?
GMO ETF Trust

GMO U.S. Quality ETF	No

GMO International Quality ETF	No

GMO International Value ETF	No

GMO U.S. Value ETF	No

GMO Systematic Investment Grade Credit ETF	No

GMO Beyond China ETF	No

GMO Horizons ETF	No

GMO Dynamic Allocation ETF	No

GMO Domestic Resilience ETF	No

GMO Ultra-Short Income ETF	No

GMO Power Infrastructure ETF	No

Information Classification: Limited Access